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================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: November 26, 2002
              (Date of earliest event reported) November 24, 2002


                         Commission File Number: 0-19024

                     --------------------------------------


                                 FRONTSTEP, INC.
             (Exact name of registrant as specified in its charter)



                  OHIO                                              31-1083175
(State or other jurisdiction of incorporation        (I.R.S. Employer Identification Number)
or organization)


      2800 CORPORATE EXCHANGE DRIVE
              COLUMBUS, OHIO                                           43231
 (Address of principal executive offices)                            (Zip Code)


                                 (614) 523-7000
              (Registrant's telephone number, including area code)




================================================================================

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ITEM 5. OTHER EVENTS.

On November 25, 2002, Frontstep, Inc. ("Frontstep" or the "Company") and MAPICS, Inc. ("MAPICS") announced that they had entered into a definitive merger agreement (the "Merger Agreement") pursuant to which MAPICS will acquire Frontstep. Pursuant to the terms of the Merger Agreement, shareholders of Frontstep, including holders of the Company's Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"), will receive, in the aggregate, 4.2 million shares of MAPICS common stock in exchange for all of the outstanding shares and the assumption by MAPICS of the Company's debt and other liabilities. Frontstep shareholders will receive approximately 0.30 MAPICS shares for each share of Frontstep common stock held as of the effective time of the merger. Closing, which is expected to occur during the first calendar quarter of 2003, remains subject to certain closing conditions including, but not limited to, regulatory clearance and approval of the acquisition by MAPICS and Frontstep shareholders. In connection with the Merger Agreement, Frontstep officers, directors and certain shareholders, including all holders of the Series A Preferred Stock, have entered into agreements to vote shares held by them in favor of the proposed transaction. Pursuant to these voting agreements, shareholders expected to hold a majority of the voting shares of Frontstep common stock as of the record date have committed to vote their shares in favor of the transaction. Under Ohio law, the transaction must be approved by the holders of at least two-thirds of the voting power of Frontstep. The proposed merger is intended to qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code.

     On November 24, 2002, in connection with the Merger Agreement, the Company entered into a letter agreement with the holders of the Series A Preferred Stock (the "Restructuring Agreement"). Each shareholder party to the Restructuring Agreement has agreed that, at the closing of the proposed merger, it shall accept, in exchange for the Series A Preferred Stock owned by it, a number of shares of MAPICS common stock equal to a 25% discount on the Series A Preferred Stock liquidation preference, based on the average closing price of MAPICS common stock during the period from November 7, 2002 through November 20, 2002. At the request of the Company, and to induce MAPICS to enter into the Merger Agreement, each holder of Series A Preferred Stock has agreed to exercise their warrants issued by the Company on March 7, 2002 to acquire shares of Frontstep common stock and to convert their shares of Series A Preferred Stock into Frontstep common stock prior to the record date set for the special meeting of the Company's shareholders to vote on the Merger Agreement. In addition, each of the holders of Series A Preferred Stock has agreed to certain other matters that would become effective at the closing of the merger.

     The foregoing summaries are is qualified in their entirety by reference to the Merger Agreement, the voting agreements, the Restructuring Agreement and the press release, each of which are attached as exhibits hereto and are incorporated herein by reference in their entirety.

     Also on November 24, 2002, the Company and Foothill Capital Corporation ("Foothill") reached certain understandings regarding the proposed merger and the Company's Loan and Security Agreement, dated as of July 17, 2001 (as amended to date, the "Loan Agreement"). Foothill has agreed that the Company has complied with certain conditions set forth in Section 6.20(a) of the Loan Agreement and Sections 13(a)(i) and 13(b)(i) of the Eighth Amendment to the Loan Agreement, dated November 12, 2002. Additionally, Foothill consented to the Company's execution of the Merger Agreement and to the consummation of the proposed merger provided that upon the effectiveness of the proposed merger, all outstanding obligations under the Loan Agreement are paid in full. The consent of Foothill is subject to certain conditions, including but not limited to, closing of the merger no later than April 30, 2003.

     The proposed transaction will be submitted to MAPICS and Frontstep shareholders for their consideration, and MAPICS will file with the SEC a registration statement containing the joint proxy statement-prospectus to be used by MAPICS and Frontstep to solicit their respective shareholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Shareholders of MAPICS and Frontstep are urged to read the registration statement and the joint proxy statement-prospectus regarding the proposed transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Shareholders and interested parties will be able to obtain a free copy of the joint proxy statement-prospectus included in the registration statement, as well as other filings containing information about MAPICS and Frontstep, at the SEC's Internet site (HTTP://WWW.SEC.GOV).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.



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(c)  Exhibits.

     The following exhibits are filed with this Form 8-K:

     2(a) Agreement and Plan of Merger dated November 24, 2002 by and among MAPICS, Inc., Frontstep, Inc. and FP Acquisition Sub, Inc.

     2(b) Form of Shareholder Agreement dated November 24, 2002 by and among MAPICS, Inc., Frontstep, Inc., and certain Frontstep shareholders and affiliates.

     2(c)   List of shareholders executing the Shareholder Agreements.

     2(d) Letter agreement dated November 24, 2002 between Frontstep, Inc. and the holders of Series A Preferred Stock.

    99(a)   Press Release dated November 25, 2002.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FRONTSTEP, INC.


Dated: November 26, 2002         By:  /s/ Daniel P. Buettin
       -----------------              ------------------------------------------
                                      Daniel P. Buettin
                                      Vice President and Chief Financial Officer
                                      (on behalf of the Registrant and as
                                      Principal Financial Officer)



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                                INDEX TO EXHIBITS


        2(a) Agreement and Plan of Merger dated November 24, 2002 by and among MAPICS, Inc., Frontstep, Inc. and FP Acquisition Sub, Inc.

        2(b) Form of Shareholder Agreement dated November 24, 2002 by and among MAPICS, Inc., Frontstep, Inc., and certain Frontstep shareholders and affiliates.

        2(c)   List of shareholders executing the Shareholders Agreement.

        2(d) Letter agreement dated November 24, 2002 between Frontstep, Inc. and the holders of Series A. Preferred Stock.

        99(a)  Press Release dated November 25, 2002.












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